Exhibit 5.1

[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

1221 Avenue of the Americas
New York, NY 10020
212.768.6700
212.768.6800 fax
www.sonnenschein.com

January 28, 2009

PharmAthene, Inc.

One Park Place, Suite 450

Annapolis, MD 21401

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PharmAthene, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of the following securities, with an aggregate public offering price of $50,000,000: (i) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); and (iii) warrants to purchase Common Stock or Preferred Stock of the Company (collectively, the “Warrants”). This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation
S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)        the Registration Statement;

(b)        the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”);

(c)        the By-Laws of the Company;

(d)        corporate proceedings of the Company relating to its proposed issuance of the Common Stock, the Preferred Stock and the Warrants; and

(e)        such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based upon the subject to the foregoing, we are of the opinion that:

Brussels          Charlotte          Chicago          Dallas          Kansas City          Los Angeles          New York          Phoenix          St. Louis

San Francisco          Short Hills, N.J.          Silicon Valley       Washington, D.C.          West Palm Beach

1.                                       When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company’s Board of Directors and, upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by their terms, are convertible into or exchangeable for Common Stock, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

2.                                       When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of the Preferred Stock has been duly authorized and established by the Company’s Board of Directors in accordance with the terms of the Certificate of Incorporation, the By-Laws of the Company and applicable law, (iii) one or more appropriate Certificate or Certificates of Designation has or have been filed with the Secretary of State of the State of Delaware and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company’s Board of Directors and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Stock in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon such exercise, such series of Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

3.                                       When (i) the Registration Statement has become effective under the Securities Act, (ii) a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement has been duly authorized by the Company’s Board of Directors and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of the related warrant agreement have been duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and the applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions are subject to the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporate Law and the federal laws of the United States of America.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP